UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2009

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 30, 2009, the Nominating and Governance Committee of the Board of Directors (the “Board”) of Allscripts-Misys Healthcare Solutions, Inc. (“Allscripts” or the “Company”) appointed Stephen Wilson as a member of the Board pursuant to Article Seventh, Section 7(d) of the Company’s Certificate of Incorporation and Article V, Section 4 of the Company’s Bylaws, effective immediately. Mr. Wilson will serve on the Board until the next annual meeting of stockholders or until his earlier resignation or removal. Mr. Wilson is an officer of Misys plc (“Misys”) with responsibility for investor relations, corporate development, tax, treasury and internal audit. Mr. Wilson will not receive compensation for his service on the Board, but will be reimbursed for out-of-pocket expenses. As a result of Mr. Wilson’s role with Misys, Mr. Wilson may be deemed to have a direct or indirect material interest in the following transactions involving Misys:

Shared Services Agreement

On March 1, 2009, Allscripts and Misys entered into a Shared Services Agreement dated as of March 1, 2009 and effective as of October 10, 2008 (the “Services Agreement”). The Services Agreement replaced a Memorandum of Understanding entered into by Allscripts and Misys on October 10, 2008. The Services Agreement was approved by the Audit Committee of Allscripts’ Board of Directors. The services being provided to Allscripts include: (1) human resource functions such as administration, selection of benefit plans and designing employee survey and training programs, (2) management services, (3) procurement services such as travel arrangements, disaster recovery and vendor management, (4) research and development services such as software development, (5) access to information technology, telephony, facilities and other related services at Misys’ customer support center located in Manila, The Philippines; and (6) information system services such as planning, support and database administration. Allscripts is providing Misys with certain tax, facility space and payroll processing services. During fiscal year 2009, Allscripts incurred $8,501,893 in selling, general and administrative expenses for services provided by Misys under the Services Agreement.

Aprima Medical Software (formerly iMedica Corporation) Agreement

Prior to the consummation of the transactions between Allscripts and Misys in October 2008, as part of the settlement of a dispute that occurred between Misys and Misys Healthcare, on the one hand, and Aprima Medical Software, on the other hand, Misys agreed, on behalf of Misys Healthcare, to pay Aprima Medical Software a total of $12,000,000 in cash contingent upon delivery by Aprima and acceptance by Allscripts of certain source code and services. This amount has been paid in full and the agreement by Misys to make such payment on behalf of Allscripts was entered into prior to Misys becoming a related party.

Stock Repurchase Agreement

On February 10, 2009, Allscripts entered into a Stock Repurchase Agreement (the “Repurchase Agreement”), with Misys, Misys Patriot Ltd. (“Misys UK Holdings”), and Misys Patriot US Holdings LLC (“Misys US Holdings” and collectively with Misys and Misys UK Holdings, “Misys”). Pursuant to the Repurchase Agreement, and during the two-year term of Allscripts’ previously announced open market purchase program, Allscripts has agreed to purchase from Misys, and Misys has agreed to sell to Allscripts, the number of shares of Allscripts’ common stock needed to keep Misys’ ownership percentage in Allscripts unaffected by the open market repurchases being made by Allscripts. The repurchase price for any shares acquired pursuant to the Repurchase Agreement will be the weighted average purchase price paid by Allscripts for all other shares acquired in the open market program.

During the year ended May 31, 2009, as part of the previously announced share repurchase program and to maintain Misys’ ownership level of Allscripts’ common stock, Allscripts repurchased and cancelled 3,074,506 shares of common stock from Misys at an average price (excluding commissions) of $9.49 per share for an aggregate purchase price of $29,188155.

License Agreements

On October 10, 2008, Misys terminated its existing trademark license to Misys Healthcare and replaced it with a royalty-free license (the “Trademark License Agreement”) enabling Misys Healthcare to use the Misys brand name and logo and certain Misys healthcare-specific marks and to sublicense to Allscripts and its affiliates the use of such licensed marks in their respective healthcare information technology businesses. Also on October 10, 2008, Misys Healthcare and Allscripts executed a sublicense agreement (the “Trademark Sublicense Agreement”) consistent with the terms of the Trademark License Agreement. The Trademark License Agreement and Trademark Sublicense Agreement were entered into before Allscripts and Misys became related parties.

On October 10, 2008, Misys Open Source Solutions LLC, a subsidiary of Misys, licensed to Misys Healthcare on a nonexclusive, royalty-free, worldwide basis the proprietary components of the Misys Connect software owned by Misys’ open source division for use in healthcare information technology products and services (the “Proprietary License”). Under the terms of the Proprietary License, Misys Healthcare, Allscripts and Allscripts’ wholly-owned subsidiaries may license use of the proprietary Misys Connect software to their customers and are responsible for maintaining and supporting their customers’ use of the licensed Misys Connect software. The Proprietary Software License Agreement was entered into before Allscripts and Misys became related parties.

Relationship Agreement

In connection with the entry into the merger agreement with Misys, Allscripts and Misys entered into a Relationship Agreement dated as of March 17, 2008, as amended (the “Relationship Agreement”). The Relationship Agreement sets forth the agreement between Misys and Allscripts with respect to certain governance and other matters, including the composition of Allscripts’ board of directors, a voting agreement from Misys and a standstill agreement that Misys will not acquire more than 60 percent of the fully-diluted number of shares of Allscripts common stock. As noted above, pursuant to the Relationship Agreement, Misys has agreed to cause all shares of the Company’s common stock held by it or any of its subsidiaries to be both represented at each meeting where directors are to be elected and voted in favor of the election of the director nominees nominated by the Independent Nominating Committee.

The Relationship Agreement also contains Misys’ agreement not to sell, transfer or dispose of 15 percent or more of the outstanding shares of Allscripts’ common stock unless approved by the Company’s board of directors. The Relationship Agreement also contains anti-dilution protection for Misys in the event of issuances of common stock, subject to limited exceptions, such as grants under Allscripts’ benefit plans under 1.95 percent of the fully-diluted number of shares of the Company’s common stock.

Certificate of Incorporation and Bylaws

On October 10, 2008, in connection with the closing of the transactions with Misys, Allscripts amended and restated its certificate of incorporation and bylaws. As amended and restated, Allscripts’ certificate of incorporation and bylaws provide that Misys is entitled to nominate six directors for election to the Company’s board of directors. Pursuant to the Relationship Agreement, the number of directors that Misys is entitled to nominate is reduced as Misys’ ownership in the Company’s outstanding common stock declines. Additionally, the amendments establish the composition of the committees of the Company’s board of directors.

Misys Stock Award Plans

Misys operates several share based compensation plans, in which certain of the Company’s employees participate. The Misys plans include both market price awards (options priced at fair value of Misys stock at date of grant) and no cost awards (zero strike price). Certain of the awards include performance based vesting conditions, otherwise options vest over a service period, generally three years. Periodically, and in accordance with the plans, Misys grants share options to employees of Allscripts. The fair value of these awards is recorded as compensation cost over the term of vesting period.

Misys Open Source Solutions Agreements

Allscripts and Misys Open Source Solutions, LLC (“MOSS”), a wholly-owned subsidiary of Misys, entered into a Consulting Agreement effective as of May 31, 2009. Pursuant to this consulting agreement, MOSS will perform certain consulting services to Hartford Healthcare Services, a customer of Allscripts, including in regard to the creation, development and on-going operation of the Harford Virtual Care Community, which will serve as the governing entity for the Health Information Exchange (HIE) activities in the Greater Hartford, Connecticut area. It is estimated that MOSS will be paid $250,000 by Allscripts for services rendered to Hartford Healthcare Services, not including travel and other out-of-pocket expenses.

Allscripts also entered into a Master Teaming Agreement for Proposals with MOSS, effective May 31, 2009. The Master Teaming Agreement was entered into for the purpose of establishing standards and conditions pursuant to which Allscripts and MOSS would act as a team for the purpose of preparing and submitting proposals to provide products and/or services to a customer where it is to their mutual benefit to do so. In the event that MOSS and Allscripts collaborate in preparing and submitting a proposal, an individualized teaming statement will be entered into between MOSS and Allscripts setting forth the specific terms and responsibilities of the parties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC.

Date: December 4, 2009	By:	/S/ BRIAN VANDENBERG
Brian Vandenberg
Senior Vice President and General Counsel